Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-249548 and 333-254357 on Form S-8 of our reports dated May 13, 2022, relating to the consolidated financial statements of Eargo, Inc. and the effectiveness of Eargo, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Jose, California

May 13, 2022